SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 13, 2008 (February 11, 2008)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 11, 2008, Arthur M. Coffey announced his retirement and resigned from his positions as President, Chief Executive Officer and a director of the Company. In connection with his retirement, the Company entered into a written retirement agreement with Mr. Coffey. The following is a brief description of the terms and conditions of that agreement:
     (i) The Company will pay Mr. Coffey the sum of $311,311 on February 14, 2008 on account of his accrued but unpaid salary and vacation and his accrued but unpaid bonus of $252,736 for 2007 under the Company’s Executive Officers Variable Pay Plan, effective January 1, 2005 (the “VPP”).
     (ii) The Company will pay Mr. Coffey the sum of $2,124,153 in a single lump-sum payment on August 12, 2008.
     (iii) The Company will reimburse Mr. Coffey for up to $3,000 of accounting and legal expenses incurred by him in connection with the retirement agreement.
     (iv) The Company will pay the monthly premiums for continuation (COBRA) coverage under the Company’s group health plans for Mr. Coffey and his qualified beneficiaries through August 2009. Thereafter until February 10, 2010, the Company will provide medical and dental coverage to Mr. Coffey and his qualified beneficiaries comparable to the coverage they would have had if they had remained covered by the Company’s group health plans. The Company will be relieved of these obligations if Mr. Coffey becomes eligible to participate in the group health plan of a subsequent employer; however, if he is required to pay for coverage for himself or his qualified beneficiaries under that subsequent plan, the Company will reimburse such payments for coverage through February 10, 2010.
     (v) The Company has accelerated the vesting of all stock options held by Mr. Coffey, other than options that have an exercise price greater than $12.00, and has agreed that each of these stock options will remain exercisable until February 10, 2011 or until the earlier expiration of its original 10-year term. In addition, all restrictions on Mr. Coffey’s restricted stock units have lapsed, and the stock subject to those restricted stock units will be issued to Mr. Coffey on August 12, 2008.
     (vi) The payments and benefits under the retirement agreement are in lieu of any payments and benefits to which Mr. Coffey would otherwise have been entitled under his existing executive employment agreement with the Company. Mr. Coffey will remain subject to the confidentiality provisions, as well as the one-year non-competition and two-year non-solicitation provisions, of the executive employment agreement.

     (c) On February 11, 2008, the Board of Directors of the Company appointed Anupam Narayan, age 54, to serve as the Company’s President and Chief Executive Officer, and also appointed him as a director to fill the vacancy created by the retirement of Mr. Coffey. The Board of Directors does not expect that Mr. Narayan will be appointed to any of its standing committees.
     Prior to his promotion, Mr. Narayan had served as the Company’s Executive Vice President and Chief Investment Officer since November 2004 and as the Company’s Chief Financial Officer since January 2005. Mr. Narayan has nearly 25 years of experience in the hospitality industry. From 1998 to March 2004, he served in various capacities as an executive officer of Best Western International Inc., including his most recent position as Senior Vice President, Global Brand Management and Chief Financial Officer and a three-month period as Acting President and Chief Executive Officer during 2002. From 1985 to 1998, Mr. Narayan was employed by Doubletree Corporation and Red Lion Hotels, Inc., serving as Senior Vice President and Treasurer immediately prior to his move to Best Western. Mr. Narayan will continue to serve as the Company’s Chief Financial Officer pending a search for a successor for that position.
     On February 11, 2008, the Compensation Committee of the Board of Directors increased Mr. Narayan’s base salary to $360,000 and set his 2008 target bonus opportunity at $216,000, or 60% of his base salary. Except for the promotion of Mr. Narayan to President and Chief Executive Officer and the changes to his base salary and target bonus opportunity, Mr. Narayan’s existing executive employment agreement with the Company remains in full force and effect. The description of this agreement under the caption “Employment Agreements; Severance and Control Arrangements” in the definitive proxy statement on Schedule 14A for the Company’s 2007 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 18, 2007, is incorporated by reference into this report on Form 8-K.
     On February 13, 2008, the Compensation Committee granted Mr. Narayan an option under the Company’s 2006 Stock Incentive Plan (the “Plan”) to acquire 52,734 shares of the Company’s common stock at an exercise price of $7.80 per share. This option will vest as to 25% of the underlying shares on February 13 in each of the next four years. The Compensation Committee also awarded Mr. Narayan 5,769 restricted stock units (RSUs) under the Plan, which require the Company to issue to Mr. Narayan an equal number of shares of common stock as the restrictions lapse on the RSUs. The restrictions will lapse on 25% of the RSUs on February 13 in each of the next four years. The vesting of the option and the lapse of the restrictions on the RSUs are subject to Mr. Narayan’s continued employment with the Company.
     (d) The disclosure in Item 5.02(c) above is incorporated herein by reference.
     (e) The disclosure in Items 5.02(b) and 5.02(c) above is incorporated herein by reference.
     On February 12, 2008, the Compensation Committee approved cash bonuses under the VPP for performance in 2007 by the Company’s named executive officers. The Compensation Committee also set the 2008 base salaries for John M. Taffin and Thomas L. McKeirnan. The Compensation Committee is composed entirely of directors who are independent members of the Board of Directors under the rules of the New York Stock Exchange, Inc.

     2007 Cash Bonuses for Named Executive Officers
     Pursuant to the VPP, the Compensation Committee approved the following cash bonuses for the named executive officers for performance during 2007 in accordance with the goals previously set for that year under the VPP:

Anupam Narayan, President, Chief Executive Officer and Chief Financial Officer	$106,345
John M. Taffin, Executive Vice President, Hotel Operations	$66,202
Thomas L. McKeirnan, Senior Vice President, General Counsel	$55,296
     2008 Base Salaries
     The Compensation Committee increased the base annual salaries of Messrs. Taffin and McKeirnan for 2008 as follows: Mr. Taffin, from $210,000 to $220,500; and Mr. McKeirnan, from $190,000 to $209,000.
Item 7.01 Regulation FD Disclosure
On February 13, 2008, the Company issued a press release announcing the retirement of Arthur M. Coffey, the Company’s President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

10.1	Retirement Agreement dated February 11, 2008 between the Company and Arthur M. Coffey

99.1	Press Release dated February 13, 2008

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: February 13, 2008	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

5